UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013

JMJP PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54824	46-1855937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7545 Irvine Center Drive, Suite 200

Irvine, CA 92618

(Address of principal executive offices) (zip code)

(949) 559-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On January 14, 2013, an agreement was made between JMJP Investments, Inc., formerly JMJP Partners, Inc. (a separate entity from the registrant but with the same name) and Tiber Creek Corporation whereby Tiber Creek will assist JMJP Investments’ affiliates with the listing of the registrant including a change of control and future acquisitions. As a result, on February 22, 2013, the change of control was made as disclosed in Item 5.01 and 5.02 below. On February 25, 2013, the registrant issued 1,000,000 shares of its common stock to Mr. Tan Tran, an affiliate of JMJP Investments, resulting in an ownership of 67% of the total outstanding shares of common stock.

ITEM 3.02 Unregistered Sales of Equity Securities

On February 25, 2013, JMJP Partners, Inc. (formerly Backgate Acquisition Corporation) (the “Registrant” or the “Company”) issued 1,000,000 shares of its common stock to Mr. Tan Tran pursuant to Section 4(2) of the Securities Act of 1933 at par representing 67% of the total outstanding 1,500,000 shares of common stock.

ITEM 5.01 Changes in Control of Registrant

On February 22, 2013, the following events occurred which resulted in a change of control of the Registrant:

1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

2. The then current officers and directors resigned.

3. New officer(s) and director(s) were appointed and elected.

The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on October 10, 2012 as supplemented by the information contained in this report.

The Registrant anticipates that it will develop its business in growing technology markets, primarily telecommunications (voice, data, and video) and mobile financial services (banking, payments, commerce). The Company intends to apply a consulting-based approach to assist entrepreneurs at the earliest stage of creation building new companies and markets.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

On February 22, 2013, James M. Cassidy resigned as the Registrant’s president, secretary and director.

On February 22, 2013, James McKillop resigned as the Registrant’s vice president and director.

On February 22, 2013, Tan Tran was named as the director of the Registrant.

On February 22 2013, Tan Tran was appointed President, Secretary and Treasurer of the Registrant.

Tan Tran is the principal officer of JMJP Partners, Inc., a private California company with a business plan parallel to that of the Registrant. Prior to joining JMJP Partners (California), Mr. Tran spent over 22 years at various telecommunications companies in marketing and sales positions serving the United States, Asia-Pacific, Latin America and Canadian markets. He has been focused on selling to service providers assisting them in the development of technical strategies and revenue growth around a next-gen network architecture. His responsibilities have ranged from engineering to product management to sales management and to executive P&L management. Mr. Tran is experienced in the areas of channel development, accounts acquisition and organization, sales/revenue planning and execution. He is currently concentrating on generating demands in the emerging market of Vietnam for JMJP Partners (California).

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Item

10.1	Agreement between Tiber Creek Corporation and JMJP Investments, Inc. (formerly JMJP Partners, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

JMJP PARTNERS, INC.

Name:	/s/ Tan Tran
Title:	President
Date:	August 6, 2013